Exhibit 99.3

PRELIMINARY PROXY CARD

MEDIA GENERAL, INC. 333 EAST FRANKLIN STREET RICHMOND, VA 23219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [●], 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [●], 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53426-P35038-Z59769	KEEP THIS PORTION FOR YOUR RECORDS

THIS INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MEDIA GENERAL, INC.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR the following proposals. Approval of proposals #1, 2(a), and 2(b) below is a condition to the completion of the transaction described in the accompanying proxy statement/prospectus.

		For	Against	Abstain
1

Approval of the issuance of shares of Media General Common Stock in connection with the combination of New Young Broadcasting Holding Co., Inc. and Media General and the reclassification of Media General’s shares of Class A and Class B Common Stock.

		☐	☐	☐
2(a)	Approval of an amendment to Media General’s Articles of Incorporation to clarify Stockholder voting requirements.	☐	☐	☐
2(b)	Approval of an amendment to Media General’s Articles of Incorporation to clarify the permissibility of issuing shares of Non-Voting Common Stock.	☐	☐	☐

RECEIPT OF NOTICE OF MEETING AND PROXY STATEMENT/PROSPECTUS IS HEREBY ACKNOWLEDGED. THIS INSTRUCTION CARD REVOKES ALL PREVIOUS INSTRUCTIONS. UNLESS INDICATED TO THE CONTRARY, IT WILL BE VOTED FOR EACH OF THE PROPOSALS ABOVE.

Note: Please sign exactly as your name or names appear(s) on this instruction card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)		Date

The meeting address is:

111 North 4th Street, Richmond, Virginia.

Please fold and detach card at perforation before mailing IF you are not voting via telephone or the Internet.

M53427-P35038-Z59769

CLASS A	MEDIA GENERAL, INC.	CLASS A

EMPLOYEES’ MG ADVANTAGE 401(K) PLAN

SPECIAL MEETING OF STOCKHOLDERS - [●], 2013

THIS INSTRUCTION CARD IS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY

As a participant in the MG Advantage 401(k) Plan, you have the right to direct Fidelity Management Trust Company, as Trustee, regarding how to vote the shares of Class A Common Stock credited to your account at the Special Meeting of Stockholders to be held on [●], 2013, and any adjournment thereof, as follows on the reverse side and upon such other business as may properly come before the meeting for your vote.

The shares credited to your account will be voted as directed. If your voting direction is not received by [●], 2013, the shares credited to your account will be voted in the same proportion as directions received from participants.

To ensure timely receipt of your vote and to help Media General reduce costs, you are encouraged to submit your voting instruction over the Internet or by telephone: simply follow the instructions on the reverse side of this card. Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on [●], 2013.

If you choose to submit your voting instruction by mail, just mark, sign and date this instruction card on the reverse side and return it promptly in the envelope provided. Please date and sign this instruction card as name appears.